SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2014

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-14379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 5, 2014, Convergys Corporation (the “Company” or “Convergys”) issued a press release reporting its financial results for the quarter and fiscal year ended December 31, 2013 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99, which is incorporated herein by reference, and will be published on the Company’s website at www.convergys.com. The Press Release contains certain forward-looking statements, all of which are subject to the cautionary statement about forward-looking statements set forth therein. Except as otherwise provided in the Press Release, the Press Release speaks only as of its date and it shall not create any implication that the affairs of the Company will have continued unchanged since such date. The Press Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Press Release.

The information contained in Item 2.02 of this Current Report on Form 8-K is to be considered “furnished” pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any Convergys filing or report with the Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing or report.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

99	Earnings Release of Convergys Corporation dated February 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION
By:	/s/ Taylor C. Greenwald
Taylor C. Greenwald
Controller

Date: February 5, 2014

EXHIBIT INDEX

Exhibit No.

99	Earnings Release of Convergys Corporation dated February 5, 2014